                                                                    EXHIBIT 10.7

                    FIRST AMENDMENT TO EMPLOYMENT AGREEMENT


                 Agreement, made as of the 12th day of August 1997, by and between The DII Group, Inc., a Delaware corporation (the "Company"), and Carl
A. Plichta (the "Executive").

                                    RECITALS

         A. The Company and the Executive are parties to an Employment Agreement, dated as of January 1, 1997 (the "Employment Agreement); and

         B. The Company desires to continue to employ the Executive pursuant to the Employment Agreement and the Executive is willing to accept such employment on the terms and conditions set forth in the Employment Agreement, in each case as amended hereby.

                 THE PARTIES AGREE as follows:

         1. The Employment Agreement is hereby amended by inserting the following Section 3.2.1.:

                 "3.2.1.          Forgiveness of Additional Indebtedness.  The
Company agrees to forgive the outstanding indebtedness of Executive to the Company in the principal amount of $130,142, evidenced by a Promissory Note dated April 16, 1997, together with interest accrued and accruing thereon (collectively, the "Aggregate Additional Indebtedness"), subject to the following terms. On the first anniversary of the date of the Employment Agreement, 25% of the Aggregate Additional Indebtedness then outstanding shall be forgiven; on the second anniversary of the date of the Employment Agreement, 33-1/3% of the Aggregate Additional Indebtedness then outstanding shall be forgiven; on the third anniversary of the date of the Employment Agreement, 50% of the Aggregate Additional Indebtedness then outstanding shall be forgiven;

and any remaining Aggregate Additional Indebtedness shall be forgiven on the fourth anniversary of the date of the Employment Agreement. All other terms and conditions set forth in Section 3.2. with respect to the forgiveness of the Aggregate Indebtedness shall also apply to the forgiveness of the Additional Aggregate Indebtedness provided for in this Section 3.2.1, including without limitation, additional payments on an After-Tax Basis and forgiveness in the event of termination of employment or a Change in Control."

         2. Except as amended hereby, the Employment Agreement shall continue in full force and effect in accordance with its terms.

         3. This First Amendment may be executed in one or more separate counterparts, all of which taken together shall constitute one and the same First Amendment Agreement.

         IN WITNESS WHEREOF, the parties have executed this First Amendment as of the day and year first above written.



                                      THE DII GROUP, INC.





                                      By:
                                         ---------------------------------------

                                      Title:
                                            ------------------------------------





                                      ---------------------------------------
                                      Carl A. Plichta




                                      -2-